Asset Backed Securities
BancCap

All records
1,026 records

Selection Criteria: All records
Table of Contents
  Summary
  Lien-IO
  ARM-Fix
  Balloon
  Occupancy
  Property Type

1. Summary

% of collateral with silent second: 38.27
CLTV including silent second: 87.12

Top

2. Lien-IO

Lien-IO	% of Total	Avg Loan Size	WAC	LTV	CLTV(1)	DTI	%IO	% Second Lien	% ARM	% Full Doc	% Non Onwer Occupied (Second Home, Investor Property)
Ist Lien IO	35.82	277,418.34	6.958	80.83	90.51	n/a	100.00	0.00	91.13	57.53	1.41
Ist Lien Non IO	64.18	183,802.27	7.749	79.00	85.23	n/a	0.00	0.00	83.47	50.60	13.92
Total:	100.00	209,076.78	7.466	79.65	87.12	n/a	35.82	0.00	86.21	53.08	9.44

Top

3. ARM-Fix

ARM-Fix	% of Total	Avg Loan Size	WAC	LTV	CLTV(1)	DTI	%IO	% Second Lien	% ARM	% Full Doc	% Non Onwer Occupied (Second Home, Investor Property)
First Lien ARM	86.21	214,790.64	7.506	80.03	88.24	n/a	37.87	0.00	100.00	48.91	9.38
First Lien Fixed	13.79	179,260.84	7.215	77.31	80.08	n/a	23.05	0.00	0.00	79.16	9.80
Total:	100.00	209,076.78	7.466	79.65	87.12	n/a	35.82	0.00	86.21	53.08	9.44

Top

4. Balloon

Balloon	% of Total	Avg Loan Size	WAC	LTV	CLTV(1)	DTI	%IO	% Second Lien	% ARM	% Full Doc	% Non Onwer Occupied (Second Home, Investor Property)
N	85.49	202,424.15	7.487	79.89	87.21	n/a	41.90	0.00	83.87	55.82	9.55
Y	14.51	259,304.17	7.340	78.26	86.55	n/a	0.00	0.00	100.00	36.96	8.77
Total:	100.00	209,076.78	7.466	79.65	87.12	n/a	35.82	0.00	86.21	53.08	9.44

Top

5. Occupancy

Occupancy	% of Total	Avg Loan Size	WAC	LTV	CLTV(1)	DTI	%IO	% Second Lien	% ARM	% Full Doc	% Non Onwer Occupied (Second Home, Investor Property)
Investor Property	8.24	188,086.96	8.468	82.74	83.12	n/a	4.96	0.00	84.73	30.42	100.00
Primary Home	90.56	211,166.63	7.364	79.34	87.52	n/a	39.00	0.00	86.27	55.41	0.00
Vacation Home	1.19	213,275.48	8.251	82.35	84.24	n/a	7.98	0.00	92.22	32.77	100.00
Total:	100.00	209,076.78	7.466	79.65	87.12	n/a	35.82	0.00	86.21	53.08	9.44

Top

6. Property Type

Property Type	% of Total	Avg Loan Size	WAC	LTV	CLTV(1)	DTI	%IO	% Second Lien	% ARM	% Full Doc	% Non Onwer Occupied (Second Home, Investor Property)
Condominium	3.53	180,336.46	7.631	82.42	92.19	n/a	37.04	0.00	88.95	39.53	9.96
Manufactured Housing	1.54	219,880.98	7.863	80.85	92.31	n/a	19.62	0.00	100.00	29.81	17.14
PUD	11.64	208,096.09	7.644	80.56	91.23	n/a	26.62	0.00	84.31	54.75	9.91
Single Family	76.51	208,020.38	7.400	79.38	86.55	n/a	38.43	0.00	86.52	55.53	5.69
Townhouse/Rowhouse	0.28	148,162.99	7.632	73.31	79.79	n/a	32.40	0.00	76.78	55.61	17.67
Two-Four Family	6.50	249,074.45	7.729	79.69	82.73	n/a	24.89	0.00	81.67	34.10	50.15
Total:	100.00	209,076.78	7.466	79.65	87.12	n/a	35.82	0.00	86.21	53.08	9.44

Top

Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.